                                  EXHIBIT 23.4



                          CONSENT OF FRANKLYN ESENBERG


     In connection with the Registration Statement on Form S-4 filed by Citation Corporation ("Citation") under the Securities Act of 1933, covering the Contingent Payment Rights to be issued to shareholders of Interstate Forging Industries, Inc. ("Interstate") in connection with the proposed acquisition of Interstate by Citation pursuant to a statutory merger, the undersigned hereby consents to be named in the Proxy Statement-Prospectus constituting a part of such Registration Statement as a person who will become a director of Citation upon consummation of such merger.

Dated: June 24, 1996


                                       /s/ FRANKLYN ESENBERG
                                   ----------------------------
                                        Franklyn Esenberg